THIRD PLEDGE MODIFICATION AGREEMENT OF

JUBILANT PHARMA PTE. LTD. et al

This Third Pledge Modification Agreement made this 28th day of October, 2011 among JUBILANT PHARMA PTE. LTD. ("Current Pledgor"), a Singapore corporation, with its registered address at 3 Phillip Street, 18-00 Commerce Point, Singapore, 948693, STATE BANK OF INDIA, NEW YORK BRANCH, a banking corporation duly licensed by the Superintendent of Banks of the State of New York and having its place of business at 460 Park Avenue, New York, N.Y. 10022, Facility Arranger, Administrative Agent, and Senior Lender (“SBI”) JUBILANT CADISTA PHARMACEUTICALS INC., a Delaware corporation with its principal place of business at 207 Kiley Drive, Salisbury MD,21801 formerly known as Cadista Pharmaceuticals Inc. and Jubilant Pharmaceuticals Inc., (“Borrower”), CADISTA HOLDINGS INC. (“Cadista”) formerly known as Trigen Laboratories Inc, a Delaware corporation, having its principal place of business at 207 Kiley Drive, Salisbury, MD. 21801, and a pledgor of Borrower’s shares, and a corporate guarantor of the facilities being granted to Borrower, and GENERIC PHARMACEUTICALS HOLDINGS INC. (“New Pledgor”), a corporation duly organized and existing under the laws of the State of Delaware, with a mailing address at 1 Crossroads Drive, Building A, 2nd floor, Bedminster, NJ 07921.

WHEREAS SBI and Bank of Baroda (“BOB”), with offices at 1 Park Avenue, New York, a Participating Lender, have each granted certain credit facilities to Borrower pursuant to a written Credit Agreement, Notes, and other documentation dated September 22, 2006, and

WHEREAS the names of certain parties to the original documentation were changed, among other changes, by Amendment to Credit documentation, executed on or about September 25, 2007, and

WHEREAS Current Pledgor had duly executed, acknowledged and delivered to SBI and to BOB, a Pledge Agreement of September 22, 2006 with respect to certain shares of stock, and, thereafter, duly executed, acknowledged and delivered to SBI and to BOB, a Pledge Modification Agreement, dated September 25, 2007,wherein Current Pledgor unconditionally pledged certain shares of stock in Cadista to SBI and to BOB on a pari passu basis, and

WHEREAS at the specific instance and request of Borrower, SBI agreed to enhance the revolving credit facilities to $6,500,000.00 pursuant to the terms and conditions of a Credit Modification Agreement dated February 24, 2010, and

WHEREAS Current Pledgor pledged additional shares to SBI, pursuant to a Second Pledge Modification Agreement dated February 24, 2010, and

WHEREAS Current Pledgor has transferred ownership of all of said pledged shares to Jubilant Life Sciences Holdings, Inc., a Delaware corporation (“Jubilant Holdings”), which immediately transferred ownership of such shares to New Pledgor, and

WHEREAS New Pledgor agrees to continue the said pledge of all shares of stock to SBI, and to SBI for the additional shares pledged under the said Second Pledge Modification Agreement, and pursuant to the terms and conditions set forth herein, and

WHEREAS New Pledgor expressly and specifically WARRANTS and REPRESENTS to SBI, that it is in New Pledgor’s best interest to enter into and perform this Third Pledge Modification Agreement, as it has and/or will receive and derive a substantial economic benefit, directly and/or indirectly, from the said credit facilities extended to Borrower, as well as other benefits and consideration, the sufficiency and value of which is expressly acknowledged by New Pledgor, and

WHEREAS SBI agrees to the said transfer of shares by Current Pledgor to Jubilant Holdings, and from Jubilant Holdings to New Pledgor, pursuant to the terms and conditions set forth herein, and

WHEREAS all credit facilities extended by BOB to Borrower have been repaid in full to BOB, and therefore, BOB is not a party to this agreement.

NOW THEREFORE, for valuable consideration, the terms and conditions of this Third Pledge Modification Agreement are as follows:

1.          TRANSFER OF SHARES:

A total of 62,560,815 shares of common stock of Cadista were held by Current Pledgor, and were represented by the following respective Share Certificates numbers (collectively, the “Formerly Pledged Certificates”):

C 1160 for 36,532,069 shares;

C 2000 for 4,461,885 shares;

C 2005 for 8,831,034 shares;

C 2026 for 6,562,788 shares; and

C 2027 for 6,173,039 shares.

All said 62,560,815 shares of common stock have been transferred to Jubilant Holdings, which immediately transferred such shares, in their entirety to New Pledgor.

SBI hereby reconfirms its consent to the transfer of said 62,560,815 shares from the Current Pledgor to Jubilant Holdings, and the subsequent transfer of such shares to New Pledgor, pursuant to these terms and conditions.

2.          COLLATERAL AND GRANT OF SECURITY INTEREST:

New Pledgor (i) hereby grants to SBI a first, priority security interest in and LIEN upon 49,824,988 shares of stock in Cadista, that are now owned by New Pledgor, AND ALL PROCEEDS THEREOF, which shall CONTINUE AND REMAIN IN FULL FORCE AND EFFECT, and (ii) hereby further pledges 12,735,827 additional shares, and ALL PROCEEDS THEREOF, which shall CONTINUE AND REMAIN IN FULL FORCE AND EFFECT, as partial security for the repayment of the said enhanced facility to Borrower in each case.

TOGETHER with all bonus and/or additional shares, options, instruments, and other rights which may be issued from time to time by Cadista to New Pledgor, with respect to said shares.

Said 62,560.815 shares being pledged by New Pledgor, are represented by Stock Certificate No. C 0236 (the “New Stock Certificate’). All said shares are collectively referred to herein as the COLLATERAL.

It is understood that BOB, having been repaid in full for its credit facilities extended to Borrower, has no further right and interest in any of the said 49,824,988 shares pledged to SBI and BOB, and full right and interest passes to SBI entirely.

3.          DESCRIPTION OF OBLIGATIONS SECURED:

The security interest granted by this instrument represents New Pledgor’s CONSENT and agreement that the said existing shares which it owns and pledges herein, shall continue to be applied by SBI to repayment of $6,500,000 in the Revolving Credit Working Capital Demand Loan credit facility, with applicable interest, and the balance remaining on the Term Loan, original limit being $5,000,000, as granted to Borrower, all with interest thereon at the rates set forth in the credit documentation referred to above, and as further set forth in respective Notes, signed, acknowledged, and delivered by Borrower to SBI.

New Pledgor agrees that it is a condition precedent to the continuation of the said credit facilities, that the New Pledgor shall have created this Pledge and granted a first, priority security interest in the Collateral in order to partially secure the prompt payment, observance, and performance of all of the Borrower’s obligations to SBI under the Credit Modification Agreement, Notes, etc.

4.          DELIVERY OF THE COLLATERAL:.

The original New Stock Certificate, representing the full Collateral, which is registered in New Pledgor’s name will be delivered to SBI to hold as security accordingly. It is an express condition precedent to the continuation of credit facilities to Borrower, that SBI shall have all original share certificates constituting the entire Collateral, in its sole possession, custody and control. Delivery of the Collateral shall constitute perfection of SBI’s security interest therein. Upon delivery of the New Stock Certificate to SBI, SBI agrees to promptly return all of the Formerly Pledged Certificates to Cadista, and Cadista agrees that it shall cancel on its books and records, all the Formerly Pledged Certificates, upon receipt from SBI.

CADISTA REPRESENTS AND WARRANTS THAT ALL STOCK CERTIFICATES REPRESENTING THE PLEDGED SHARES THAT WERE ISSUED TO JUBILANT HOLDINGS HAVE BEEN CANCELLED, AND THAT ITS BOOKS AND RECORDS REFLECT THAT ALL RIGHT, TITLE AND INTEREST IN AND TO THE PLEDGED SHARES HAVE BEEN TRANSFERRED TO THE NEW PLEDGOR.

5.          NEW PLEDGOR’S REPRESENTATIONS:

New Pledgor is the sole legal and beneficial owner of the Collateral, in its entirety, free and clear of any claim, right, or interest of any third party. No one except New Pledgor has any ownership or security interest in the Collateral, except the security interests being created herein in favor of SBI.

New Pledgor has full authority to enter into this Third Pledge Modification Agreement and the creation of a first priority security interest in favor of SBI. Such creation does not in any way or manner, violate any contractual, legal or other obligations of New Pledgor under any contract or under any law, nor violate any shareholder or other agreement, nor violate any by-laws, certificates of incorporation, any amendments thereto, or any other documents..

New Pledgor has the right to vote, pledge, and/or grant this security interest in the Collateral, and transfer such Collateral to SBI, FREE AND CLEAR OF ANY LIENS, ENCUMBRANCES, CLAIMS, OR OTHER INTERESTS WHATSOEVER.

The Collateral, and all parts thereof, have been validly issued, fully paid, and nonassessable.

No authorization, approvals, or other actions by, and no notice to or filing with any governmental or regulatory agency is required for this pledge, for execution, acknowledgment and delivery of this Third Pledge Modification Agreement, or for exercise by SBI of any right or remedies herein.

The pledge as set forth in this Third Pledge Modification Agreement creates a valid and PERFECTED first priority security interest in the said Collateral in its entirety, and is recognized as such by New Pledgor and by Cadista, and Borrower and each of them as well.

Current Pledgor Jubilant Holdings, and each of them, shall have no further right, interest, claim of any sort, legal, equitable, or otherwise, in the Collateral, or any part thereof.

New Pledgor will not sell, assign, transfer, issue any irrevocable proxy, or create or permit the creation of any lien, charge, pledge, security interest, encumbrance, purchase right, nor any other type of claim, interest, etc in the Collateral, or any parts thereof. New Pledgor will not vote the Collateral or otherwise act in any way whatsoever which will materially adversely affect the Collateral’s value.

The Collateral is not “margin stock” as set forth in Regulations U and X of the Board of Governors of the Federal Reserve Bank.

New Pledgor will pay SBI for any and all costs and expenses reasonably incurred by SBI with respect to the Collateral.

6.          NEW PLEDGOR TO HELP MAINTAIN VALID SECURITY INTEREST HEREIN.

New Pledgor shall do such acts as SBI may reasonably require from time to time to maintain a valid security interest in the Collateral by SBI, free of all other liens and claims, to secure payment of Borrower’s indebtedness, including, subject to mutual agreement between the New Pledgor and SBI, depositing and increasing the amount of this pledge, and executing any additional agreements to cover any shortfall in the security, as may reasonably be required by SBI.

7.          EVENTS OF DEFAULT.

The following are, without exclusive effect, events of default under this Third Pledge Modification Agreement:

(a)          Failure by Borrower to pay any amount payable to SBI on the date due, plus any applicable grace period, and/or default by Borrower in any of the terms, conditions, covenants, obligations, etc. under the Credit Agreement and Credit Modification Agreement;

(b)          Any other default under any terms of any of the subject Notes, or any other agreements or documents signed by the Borrower in connection with the indebtedness described herein.

(c)          Any warranty or representation set forth in this Third Pledge Modification Agreement which is materially false.

(d)          Levy, attachment or seizure of the Collateral, or any part thereof.

(e)          The voluntary filing by New Pledgor of any petition for reorganization, liquidation, or the like, under any insolvency or bankruptcy law, or New Pledgor’s having made an assignment for benefit of creditors, or New Pledgor’s becoming the subject of any involuntary bankruptcy or insolvency proceeding, which has not been dismissed or unstayed within ninety (90) days from date of filing seeking to adjudicate it a bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it, or for any substantial part of its property.

(f)          Any event of default that remains uncured for more than fifteen (15) business days after notice, under any terms of the documents signed by New Pledgor in connection with the indebtedness described herein.

8.          RIGHTS ON DEFAULT.

SBI has all the rights of a secured creditor under Article 9 of the Uniform Commercial Code of the State of New York. It may, without limitation, market, sell, cause to be sold, etc, in its sole discretion, at any exchange, broker’s board, public auction, private sale, or in other commercially reasonable manner, in any one or more sales, at such prices as the Agent may decide best, for cash, credit, or otherwise, all or part of the said Collateral. Such sale(s) shall be free from any claim, encumbrance, or right of New Pledgor. SBI may, in its own name, or the name of its designee, buy any part of the Collateral. New Pledgor shall be liable for all costs, disbursements, reasonable attorneys’ fees, Court costs, broker’s commissions, referee’s or auctioneer’s fees, advertisement expenses, and any other costs, expenses, etc., in connection therewith.

SBI shall have all rights available at law or in equity. These rights and remedies shall be cumulative, and may be exercised singularly or together with other rights and available remedies.

New Pledgor appoints SBI, as its Attorney-in Fact, in the event of default, with full authority in the name of New Pledgor or its own name or otherwise, to take any action and to execute any instrument which SBI may deem necessary to accomplish the purposes of this Agreement.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT, DURING THE CONTINUATION OF AN EVENT OF DEFAULT, (i)TITLE TO ALL OF THE SAID SHARES SHALL VEST IN THE NAME OF SBI AS OWNER THEREOF, and (ii) THE COLLATERAL WILL BE TRANSFERRED TO SBI’S NAME AND SBI MAY EXERCISE ALL RIGHTS OF OWNERSHIP IN THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO VOTE AND TO RECEIVE ALL DIVIDENDS AND OTHER DISTRIBUTIONS.

9.          NOTICE OF DISPOSITION OF COLLATERAL:

If any notification of an intended disposition of the Collateral or any parts thereof, is required by law, such notification shall be deemed reasonably and properly given if mailed seven (7) days before this disposition, postage prepaid, addressed to the New Pledgor at its address shown above, or at any other address that New Pledgor may duly advise SBI.

10.         TERM:

This Third Pledge Modification Agreement shall remain in full force and effect until ALL the obligations of New Pledgor, Borrower, Guarantor, have been fully performed and satisfied, and the said Credit Agreement, Credit Modification Agreement, Notes, etc., and any and all further agreements that may be executed with respect to credit facilities being granted to Borrower, have terminated pursuant to their terms and conditions. Upon termination of this Third Pledge Modification Agreement as provided above, other than as a result of SBI’s application of the Collateral, SBI will release the security interest created hereunder, and will deliver the Collateral to New Pledgor.

11.         CONTINUITY OF APPLICATION:

This Third Pledge Modification Agreement, and all terms and conditions therein, shall apply to, and cover any and all other shares, bonus shares, options, rights, instruments, etc. that may be pledged or required to be pledged by New Pledgor to SBI, as part of the Collateral herein.

12.         GOVERNING LAW.

This Third Pledge Modification Agreement shall be governed by the laws of the State of New York, and enforceable in the Courts of the State of New York and/or the United States District Court for the Southern District of New York. New Pledgor waives any defenses based on lack of personal jurisdiction, improper service of process, improper venue, and/or forum nonconveniens, and ALL PARTIES, TO THE FULLEST EXTENT PERMITTED BY LAW, UPON FULL KNOWLEDGE OF THE CONSEQUENCES, IRREVOCABLY WAIVE RIGHT TO TRIAL BY JURY OF ANY AND ALL ISSUES ARISING THEREIN.

13.         ENTIRE AGREEMENT

This Third Pledge Modification Agreement represents the full and final understanding of the parties with respect to the subject matter herein, incorporating all discussions and prior negotiations. There are no oral promises or representations. This Third Pledge Modification Agreement shall be binding on the parties hereto, their respective heirs, successors and assigns. It can only be modified in any way by a writing signed by all the parties hereto. No alleged oral statements, alleged course of conduct, custom, practice, etc., shall have any effect herein.

14.         NO LIABILITY OF SBI/ INDEMNIFICATION OF SBI:

SBI, as holder of the said shares of stock, shall not be liable for any acts, omissions, errors of fact or law, with respect to the Collateral, or any parts thereof, their handling, disposition, sale, etc. except for willful misconduct or gross negligence. SBI is not liable in any manner for the genuineness, sufficiency, validity, accuracy of the Collateral or any part thereof, being deposited with it. New Pledgor shall indemnify SBI and hold it harmless against any and all claims arising therefrom, and/or from any person or entity claiming any interest, legal or equitable in the Collateral, or any part thereof, etc.

15.         ENFORCEMENT:

The invalidity or unenforceability of any provision herein shall not be deemed to affect the validity or enforceability of any other provisions of this Agreement, all of which provisions are hereby declared to be severable.

16.         FURTHER ASSURANCES:

New Pledgor agrees to take any further action and to execute and deliver any further written instruments which may be reasonably required to carry out the terms, conditions, intent, and purposes of the Third Pledge Modification Agreement.

This Third Pledge Modification Agreement may be signed in counterparts, each being considered one and the same original.

All other terms and conditions of the said Pledge Agreement, Pledge Modification Agreement, and Second Pledge Modification Agreement are incorporated herein to the extent not modified, and wherever applicable.

IN WITNESS WHEREOF, the parties have executed this Third Pledge Modification Agreement as of the date first indicated.

CURRENT PLEDGOR:
JUBILANT PHARMA PTE. LTD

By:	/s/ Liana, Cheng Lian Siang
Name: Liana, Cheng Lian Siang
Title: Secretary

ADMINISTRATIVE AGENT/ FACILITY
ARRANGER/SENIOR LENDER:
STATE BANK OF INDIA, NEW YORK BRANCH

By:	/s/ Gopal Chakrapani
Name: Gopal Chakrapani
Title: Vice President & Head (Credit)

BORROWER:
JUBILANT CADISTA PHARMACEUTICALS INC.

By:	/s/ Kamal Mandan
Name: Kamal Mandan
Title:Chief Financial Officer

PLEDGOR/GUARANTOR:
CADISTA HOLDINGS INC.

By:	/s/ Kamal Mandan
Name: Kamal Mandan
Title: Chief Financial Officer

NEW PLEDGOR:
GENERIC PHARMACEUTICALS HOLDINGS INC

By:	/s/ Kamal Mandan
Name: Kamal Mandan
Title: Director

STATE OF NEW YORK               )

COUNTY OF NEW YORK           )        ss

On the 28th day of October, 2011, before me personally appeared GOPAL CHAKRAPANI, personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/
Notary Public

STATE OF NEW YORK          )

COUNTY OF NEW YORK      )        ss

On the 28th day of October, 2011, before me personally appeared KAMAL MANDAN, personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. ,

/s/
Notary Public

STATE OF NEW YORK          )

COUNTY OF NEW YORK                )        ss

On the 28th day of October, 2011, before me personally appeared KAMAL MANDAN personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/
Notary Public

STATE OF NEW YORK                  )

COUNTY OF NEW YORK                        )       ss

On the 28th day of October, 2011, before me personally came KAMAL MANDAN personally known to me, or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/
Notary Public

CITY OF SINGAPORE                                                                           )

REPUBLIC OF SINGAPORE                                                                 )        ss

On the 31st day of October , 2011, before me personally appeared Liana, Cheng Lian Siang      , personally known to me, or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/
Notary Public